Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Health Care Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             6,668,142         20.11


     Class B      0                 0.00             5,179,495         19.05


     Class C      0                 0.00             3,355,564         19.04


     Class I      0                 0.00             624,271  20.49





     Evergreen Utility Telecommunications Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      5,690,366         0.28             20,201,404        12.58


     Class B      1,304,768         0.24             5,115,509         12.57


     Class C      466,280  0.24             1,728,203         12.58


     Class I      79,953            0.30             153,605  12.59